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                                                                    EXHIBIT 24.3

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that Gary K. Bracken whose signature appears below constitutes and appoints Stephen M. Brett, Esq. and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.


                                              /s/ Gary K. Bracken
                                              -------------------
                                              Gary K. Bracken